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                                  EXHIBIT 99.1
      CERTIFICATIONS REQUIRED BY SEC. 906 OF THE SARBANES-OXLEY ACT OF 2002


I, Marvin J. Girouard, the Chief Executive Officer of Pier 1 Imports, Inc., hereby certify that:

1. The quarterly report of Pier 1 Imports, Inc. for the period ended November 30, 2002 fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Pier 1 Imports, Inc. for the period covered by the report.


Date:    January 9, 2003        By: /s/ Marvin J. Girouard
      ---------------------         --------------------------------------------
                                    Marvin J. Girouard, Chairman of the Board
                                    and Chief Executive Officer


I, Charles H. Turner, the Chief Financial Officer of Pier 1 Imports, Inc., hereby certify that:

1. The quarterly report of Pier 1 Imports, Inc. for the period ended November 30, 2002 fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Pier 1 Imports, Inc. for the period covered by the report.



Date:    January 9, 2003        By: /s/ Charles H. Turner
      ---------------------         --------------------------------------------
                                    Charles H. Turner, Executive Vice President,
                                    Chief Financial Officer and Treasurer